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                                                                  EXHIBIT 3.1(g)

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATION
                                                       FILED 09:00 AM 12/18/1998
                                                          981494758 - 2236742


                               STATE OF DELAWARE
                            CERTIFICATE FOR RENEWAL
                             AND REVIVAL OF CHARTER


INTERACTIVE TELEPHONE NETWORK, INC., a corporation organized under the laws of Delaware, the charter of which was voided for taxes now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

     1.   The name of this corporation is Interactive Telephone Network, Inc.

     2. Its registered office in the State of Delaware is located at The Corporation Trust Center 1209 Orange Street, City of Wilmington Zip Code 19801 County of New Castle the name and address of its registered agent is The Corporation Trust Company.

     3. The date of filing of the original Certificate of Incorporation in Delaware was 7/23/90.

     4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

     5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1997, at which time its charter, became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

     IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Howard Tooke the last and acting authorized officer hereunto set his/her hand to this certificate this 14 day of December 1998.

                                        BY: /s/ HOWARD C. TOOKE
                                            -----------------------------------

                          TITLE OF OFFICER: President